Exhibit 99.1

Nabors Announces First Quarter 2022 Results

HAMILTON, Bermuda, April 27, 2022 /PRNewswire/ -- Nabors Industries Ltd. (“Nabors” or the “Company”) (NYSE: NBR) today reported first quarter 2022 operating revenues of $569 million, an increase of approximately 5%, compared to operating revenues of $544 million in the fourth quarter of 2021. The net loss from continuing operations attributable to Nabors shareholders for the quarter was $184 million, or $22.51 per share. This compares to a loss of $114 million, or $14.60 per share in the prior quarter. The first quarter results include a non-cash charge of $72 million, or $8.63 per share, related to mark-to-market treatment of Nabors’ warrants. First quarter adjusted EBITDA was $131 million, compared to $132 million in the previous quarter.

Anthony G. Petrello, Nabors Chairman, CEO and President, commented, “Our first quarter financial results demonstrate the value of our technology-focused strategy. Drilling Solutions’ quarterly Adjusted EBITDA marked another post-pandemic high, and we saw excellent sequential growth in the U.S. Drilling segment.

“In the Lower 48, our daily drilling adjusted gross margin reflects the strong pricing environment. Our average daily revenue of $23,000 represents an increase of nearly $1,300 versus the prior quarter. Leading-edge daily rates continue to increase sharply and are now at least $5,000 higher than the first quarter’s average daily revenue. Adjusted EBITDA from our Drilling Solutions segment grew sequentially, on top of the strong performance in the prior quarter. This segment’s contribution to the Company’s total adjusted EBITDA exceeded 15%, an all-time high.

“The first quarter marked significant exercises of our innovative equity warrants. We issued the warrants last June, as part of our strategy to de-lever. As a result, the reduction in face value of debt outstanding from these exercises exceeded $130 million.

“Oilfield activity in the Lower 48 market, and land drilling rig counts in particular, increased significantly during the quarter. With support from commodity prices that have risen markedly since the beginning of the year, we remain optimistic that drilling activity in the oil & gas industry will continue to increase over the balance of the year. We are also encouraged by the signals coming from certain of the key international markets, where planning and tendering for additional activity are also accelerating, setting up another potential driver of future growth.”

Consolidated and Segment Results

The U.S. Drilling segment reported $74.3 million in adjusted EBITDA for the first quarter of 2022, a 7% increase from the prior quarter. Nabors’ average Lower 48 rig count, at 83.4, increased by nearly nine rigs, or 12%. Daily adjusted gross margins in the Lower 48 averaged $7,694, more than 7% higher than the prior quarter. The U.S. Drilling segment’s rig count currently stands at 96, with 89 rigs working in the Lower 48.

International Drilling adjusted EBITDA totaled $71.2 million, a $1.9 million decrease from the fourth quarter of 2021. Operations in Russia primarily accounted for this change. The International rig count averaged 72 rigs, a slight increase from the prior quarter. Daily adjusted gross margin averaged $13,134, in line with the prior quarter.

In Drilling Solutions, adjusted EBITDA increased slightly to $20.0 million reflecting increasing activity in the U.S. Revenue grew sequentially by 5%, driven by performance drilling software, managed pressure drilling, and wellbore placement.

In Rig Technologies, adjusted EBITDA declined to a loss of $1.0 million in the first quarter. Results in this segment were impacted by delays of Canrig shipments and issues related to Russia.

Adjusted Free Cash Flow and Capital Discipline

Adjusted free cash flow, defined as net cash provided by operating activities less net cash used by investing activities, as presented in the Company’s cash flow statement, was an outflow of $41 million in the first quarter. This result was primarily driven by an increase in working capital. Revenue growth, especially late in the quarter, led to increases in accounts receivable. Inventories also expanded with the expectations for increasing activity in future quarters. In addition, supply chain challenges resulted in increasing lead times and delays in shipments of equipment.

Capital expenditures for the first quarter totaled $84 million, including $33 million for the SANAD newbuilds.

The Company reduced its net debt, defined as total debt less cash, cash equivalents and short-term investments, by $55 million in the first quarter. Net debt at the end of the first quarter was $2,216 million. Exercises of warrants on Nabors common shares contributed to the improvement in net debt. Also, during the first quarter, the Company completed the replacement of its prior Revolving Credit Facility, which was scheduled to mature in 2023, with a new facility maturing in 2026.

William Restrepo, Nabors CFO, stated, “Activity across our segments and geographies continued to strengthen and is generating improving financial results, a trend we expect to continue during the year. As utilization expanded to approximately 80% for our high-spec U.S. rigs, pricing has already increased significantly and well above the higher labor expenses and general cost inflation. The market’s development since our December analyst event gives us greater confidence in the outlook for 2023. Our focus remains on the timely staffing of our expanding fleet as recruiting is still a challenge and on the aggressive management of our working capital to mitigate the impact on our cash flow from our rapidly growing business.

“Once again, we made progress reducing our net debt and expect to continue making further progress over the balance of the year. We also expect to generate adjusted free cash flow well in excess of $100 million for all of 2022. Finally, we have continued to de-risk our company’s capital structure with the extension of our credit facility in January and the reduction of our near-term outstanding notes to a manageable $261 million maturing before the end of 2024. Our $350 million credit facility was undrawn at the end of the first quarter, and we now have just under $1 billion in available capacity to issue additional priority guaranteed notes.”

Mr. Petrello added, “Last year at our Analyst Meeting, we introduced five strategic initiatives that we believe are key to our success. I am pleased that we made progress on each of these during the first quarter:

•	Our Lower 48 business continued its robust upward trend.

•	Our International segment performed well in the face of challenges in Russia. In the second quarter, we are looking forward to deployments in Saudi Arabia of the first In-Kingdom newbuild rig, as well as an advanced PACE®-M1200 series rig that incorporates the latest technology Nabors has to offer.
•	On top of outstanding performance in the prior quarter, our Drilling Solutions segment continued to grow. Our fully-automated land rig, which we deployed in 2021, has succeeded in demonstrating the potential of our innovative automation. Using this new technology, we are now deploying our first automation module on an existing rig in the Permian Basin. We are confident these advances, which enable both best-in-class performance and a step-change improvement in safety, will see increasing demand across the industry.
•	We made progress to de-lever, reducing net debt and total debt.
•	We expanded our efforts supporting the Energy Transition, recently completing two additional investments. The first is a geothermal company developing leading-edge drilling technology. The second company provides monitoring of greenhouse gases and other emissions. We also made additional headway on our own internal initiatives in fuel management, energy storage, hydrogen, and carbon capture.”

Outlook for the Second Quarter of 2022

Nabors expects the following quarterly metrics:

U.S. Drilling

o	An increase in average Lower 48 rig count of 6 to 7 rigs over the first quarter average

o	Lower 48 adjusted gross margin per day of approximately $8,500, reflecting a significant increase in average daily revenue from the strengthening of our leading-edge dayrates, somewhat offset by higher labor expenses and inflation
o	Offshore slightly above the first quarter levels and higher average dayrates in Alaska

International

o	An increase in average rig count of 2 to 3 rigs over the first quarter average

o	Adjusted gross margin per day of $12,700 to $13,000, including a full-quarter impact from Russia

Drilling Solutions

o	Adjusted EBITDA up by more than 5% over the first quarter level

Rig Technologies

o	Adjusted EBITDA of approximately $2 million

Capital Expenditures

o	Capital expenditures between $110 million and $120 million

o	Capital expenditures for the full year 2022 of approximately $380 million

Mr. Petrello concluded, “Industry fundamentals in the Lower 48, and rig counts in particular, have improved dramatically over the last several quarters. Increasing utilization is driving improvement in our financial metrics and we are now on the path toward significant pricing power. With the backdrop of the constructive commodity price outlook, we expect Nabors’ Lower 48 rig utilization and financial performance to accelerate materially over the balance of 2022. These prospects are augmented by growing adoption of our technology portfolio, which enables operators to improve their production profiles and limit their per-barrel costs. Given the positive signals coming from our international markets, we are poised for growth across the Company. That should enable us to make further progress improving our financial position.”

About Nabors Industries

Nabors Industries (NYSE: NBR) is a leading provider of advanced technology for the energy industry. With operations in more than 15 countries, Nabors has established a global network of people, technology and equipment to deploy solutions that deliver safe, efficient and responsible energy production. By leveraging its core competencies, particularly in drilling, engineering, automation, data science and manufacturing, Nabors aims to innovate the future of energy and enable the transition to a lower-carbon world. Learn more about Nabors and its energy technology leadership: www.nabors.com.

Forward-looking Statements

The information included in this press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements are subject to a number of risks and uncertainties, as disclosed by Nabors from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, Nabors' actual results may differ materially from those indicated or implied by such forward-looking statements. The forward-looking statements contained in this press release reflect management's estimates and beliefs as of the date of this press release. Nabors does not undertake to update these forward-looking statements.

Non-GAAP Disclaimer

This press release presents certain “non-GAAP” financial measures.  The components of these non-GAAP measures are computed by using amounts that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  Adjusted operating income (loss) represents income (loss) from continuing operations before income taxes, interest expense, earnings (losses) from unconsolidated affiliates, investment income (loss), (gain)/loss on debt buybacks and exchanges, impairments and other charges and other, net. Adjusted EBITDA is computed similarly, but also excludes depreciation and amortization expenses. In addition, adjusted EBITDA and adjusted operating income (loss) exclude certain cash expenses that the Company is obligated to make. Net debt is calculated as total debt minus the sum of cash, cash equivalents and short-term investments. Adjusted free cash flow represents net cash provided by operating activities less cash used for investing activities. Adjusted free cash flow is an important liquidity measure for the company and it is useful to investors and management as a measure of our ability to generate cash flow, after reinvesting in the company for future growth, that could be available for paying down debt or other financing cash flows, such as dividends to shareholders. Management believes that this non-GAAP measure is useful information to investors when comparing our cash flows with the cash flows of other companies. Each of these non-GAAP measures has limitations and therefore should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including Adjusted EBITDA, adjusted operating income (loss), net debt, and adjusted free cash flow, because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance.  Securities analysts and investors also use these measures as some of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently.  Reconciliations of consolidated adjusted EBITDA and adjusted operating income (loss) to income (loss) from continuing operations before income taxes, net debt to total debt, and adjusted free cash flow to cash flow provided by operations, which are their nearest comparable GAAP financial measures, are included in the tables at the end of this press release.

Investor Contacts:  William C. Conroy, CFA, Vice President of Corporate Development & Investor Relations, +1 281-775-2423 or via e-mail william.conroy@nabors.com, or Kara Peak, Director of Corporate Development & Investor Relations, +1 281-775-4954 or via email kara.peak@nabors.com. To request investor materials, contact Nabors' corporate headquarters in Hamilton, Bermuda at +441-292-1510 or via e-mail mark.andrews@nabors.com

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(Unaudited)

	Three Months Ended
	March 31,		December 31,
(In thousands, except per share amounts)	2022	2021	2021
Revenues and other income:
Operating revenues	$568,539	$460,511	$543,539
Investment income (loss)	163	1,263	156
Total revenues and other income	568,702	461,774	543,695

Costs and other deductions:
Direct costs	372,712	290,654	347,238
General and administrative expenses	53,639	54,660	54,422
Research and engineering	11,678	7,467	10,223
Depreciation and amortization	164,359	177,276	167,955
Interest expense	46,910	42,975	44,570
Other, net	80,401	7,346	10,170
Total costs and other deductions	729,699	580,378	634,578

Income (loss) from continuing operations before income taxes	(160,997)	(118,604)	(90,883)
Income tax expense (benefit)	13,671	9,725	18,393

Income (loss) from continuing operations, net of tax	(174,668)	(128,329)	(109,276)
Income (loss) from discontinued operations, net of tax	-	19	13

Net income (loss)	(174,668)	(128,310)	(109,263)
Less: Net (income) loss attributable to noncontrolling interest	(9,828)	(8,776)	(4,414)
Net income (loss) attributable to Nabors	(184,496)	(137,086)	(113,677)
Less: Preferred stock dividend	-	(3,653)	-
Net income (loss) attributable to Nabors common shareholders	$(184,496)	$(140,739)	$(113,677)

Amounts attributable to Nabors common shareholders:
Net income (loss) from continuing operations	$(184,496)	$(140,758)	$(113,690)
Net income (loss) from discontinued operations	-	19	13
Net income (loss) attributable to Nabors common shareholders	$(184,496)	$(140,739)	$(113,677)

Earnings (losses) per share:
Basic from continuing operations	$(22.51)	$(20.16)	$(14.60)
Basic from discontinued operations	-	-	-
Total Basic	$(22.51)	$(20.16)	$(14.60)

Diluted from continuing operations	$(22.51)	$(20.16)	$(14.60)
Diluted from discontinued operations	-	-	-
Total Diluted	$(22.51)	$(20.16)	$(14.60)

Weighted-average number of common shares outstanding:
Basic	8,311	7,102	7,950
Diluted	8,311	7,102	7,950

Adjusted EBITDA	$130,510	$107,730	$131,656

Adjusted operating income (loss)	$(33,849)	$(69,546)	$(36,299)

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(In thousands)	2022	2021

	(Unaudited)
ASSETS
Current assets:
Cash and short-term investments	$394,039	$991,488
Accounts receivable, net	297,209	287,572
Assets held for sale	16,582	16,561
Other current assets	236,238	222,188
Total current assets	944,068	1,517,809
Property, plant and equipment, net	3,245,574	3,332,498
Other long-term assets	667,524	675,057
Total assets	$4,857,166	$5,525,364

LIABILITIES AND EQUITY
Current liabilities:
Current portion of debt	$-	$-
Other current liabilities	513,445	525,228
Total current liabilities	513,445	525,228
Long-term debt	2,610,092	3,262,795
Other long-term liabilities	375,070	343,120
Total liabilities	3,498,607	4,131,143

Redeemable noncontrolling interest in subsidiary	677,829	675,283

Equity:
Shareholders' equity	543,616	590,656
Noncontrolling interest	137,114	128,282
Total equity	680,730	718,938
Total liabilities and equity	$4,857,166	$5,525,364

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES

SEGMENT REPORTING

(Unaudited)

The following tables set forth certain information with respect to our reportable segments and rig activity:

	Three Months Ended
	March 31,		December 31,
(In thousands, except rig activity)	2022	2021	2021
Operating revenues:
U.S. Drilling	$217,583	$142,299	$192,310
Canada Drilling	-	20,989	-
International Drilling	279,030	246,838	271,069
Drilling Solutions	54,182	35,706	51,776
Rig Technologies (1)	36,736	25,748	46,920
Other reconciling items (2)	(18,992)	(11,069)	(18,536)
Total operating revenues	$568,539	$460,511	$543,539

Adjusted EBITDA: (3)
U.S. Drilling	$74,265	$58,786	$69,249
Canada Drilling	(19)	9,659	223
International Drilling	71,248	62,611	73,168
Drilling Solutions	20,000	11,458	19,559
Rig Technologies (1)	(1,044)	(533)	3,842
Other reconciling items (4)	(33,940)	(34,250)	(34,385)
Total adjusted EBITDA	$130,510	$107,730	$131,656

Adjusted operating income (loss): (5)
U.S. Drilling	$(5,851)	$(23,336)	$(12,587)
Canada Drilling	(19)	3,907	223
International Drilling	(6,327)	(18,632)	(5,749)
Drilling Solutions	14,709	4,710	12,930
Rig Technologies (1)	(2,751)	(2,569)	1,493
Other reconciling items (4)	(33,610)	(33,626)	(32,609)
Total adjusted operating income (loss)	$(33,849)	$(69,546)	$(36,299)

Rig activity:
Average Rigs Working: (7)
Lower 48	83.4	56.2	74.7
Other US	6.9	4.3	6.0
U.S. Drilling	90.3	60.5	80.7
Canada Drilling	-	13.7	-
International Drilling	72.0	64.8	71.4
Total average rigs working	162.3	139.0	152.1

Daily Rig Revenue: (6),(8)
Lower 48	$23,030	$21,656	$21,739
Other US	72,089	83,793	77,833
U.S. Drilling (10)	26,781	26,115	25,911
Canada Drilling	-	16,995	-
International Drilling	43,065	42,347	41,239

Daily Adjusted Gross Margin: (6),(9)
Lower 48	$7,694	$8,466	$7,161
Other US	37,236	54,974	47,734
U.S. Drilling (10)	9,953	11,803	10,179
Canada Drilling	-	8,160	-
International Drilling	13,134	12,917	13,172

1-3

(1)	Includes our oilfield equipment manufacturing activities.

(2)	Represents the elimination of inter-segment transactions related to our Rig Technologies operating segment.

(3)	Adjusted EBITDA represents net income (loss) before income (loss) from discontinued operations, net of tax, income taxes, investment income (loss), interest expense, other, net and depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted EBITDA excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance. Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently. A reconciliation of this non-GAAP measure to net income (loss), which is the most closely comparable GAAP measure, is provided in the table set forth immediately following the heading "Reconciliation of Non-GAAP Financial Measures to Net Income (Loss)".

(4)	Represents the elimination of inter-segment transactions and unallocated corporate expenses.

(5)	Adjusted operating income (loss) represents net income (loss) before income (losses) from discontinued operations, net of tax, income taxes, investment income (loss), interest expense, and other, net. Adjusted operating income (loss) is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted operating income (loss) excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance. Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently. A reconciliation of this non-GAAP measure to net income (loss), which is the most closely comparable GAAP measure, is provided in the table set forth immediately following the heading "Reconciliation of Non-GAAP Financial Measures to Net Income (Loss)".

(6)	Rig revenue days represents the number of days the Company's rigs are contracted and performing under a contract during the period. These would typically include days in which operating, standby and move revenue is earned.

(7)	Average rigs working represents a measure of the average number of rigs operating during a given period. For example, one rig operating 45 days during a quarter represents approximately 0.5 average rigs working for the quarter. On an annual period, one rig operating 182.5 days represents approximately 0.5 average rigs working for the year. Average rigs working can also be calculated as rig revenue days during the period divided by the number of calendar days in the period.

(8)	Daily rig revenue represents operating revenue, divided by the total number of revenue days during the quarter.

(9)	Daily adjusted gross margin represents operating revenue less direct costs, divided by the total number of rig revenue days during the quarter.

(10)	The U.S. Drilling segment includes the Lower 48, Alaska, and Gulf of Mexico operating areas.

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO ADJUSTED OPERATING INCOME (LOSS) BY SEGMENT

(Unaudited)

	Three Months Ended March 31, 2022
(In thousands)	U.S. Drilling	Canada Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$(5,851)	$(19)	$(6,327)	$14,709	$(2,751)	$(33,610)	$(33,849)
Depreciation and amortization	80,116	-	77,575	5,291	1,707	(330)	164,359
Adjusted EBITDA	$74,265	$(19)	$71,248	$20,000	$(1,044)	$(33,940)	$130,510

	Three Months Ended March 31, 2021
	U.S. Drilling	Canada Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$(23,336)	$3,907	$(18,632)	$4,710	$(2,569)	$(33,626)	$(69,546)
Depreciation and amortization	82,122	5,752	81,243	6,748	2,036	(624)	177,276
Adjusted EBITDA	$58,786	$9,659	$62,611	$11,458	$(533)	$(34,250)	$107,730

	Three Months Ended December 31, 2021
	U.S. Drilling	Canada Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$(12,587)	$223	$(5,749)	$12,930	$1,493	$(32,609)	$(36,299)
Depreciation and amortization	81,836	-	78,917	6,629	2,349	(1,776)	167,955
Adjusted EBITDA	$69,249	$223	$73,168	$19,559	$3,842	$(34,385)	$131,656

Adjusted EBITDA by segment represents adjusted income (loss) plus depreciation and amortization.

1-5

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED GROSS MARGIN BY SEGMENT TO ADJUSTED OPERATING INCOME (LOSS) BY SEGMENT

(Unaudited)

	Three Months Ended
	March 31,		December 31,
(In thousands)	2022	2021	2021
Lower 48 - U.S. Drilling
Adjusted operating income (loss)	$(14,596)	$(31,022)	$(25,474)
Plus: General and administrative costs	4,447	4,279	4,610
Plus: Research and engineering	1,638	644	1,064
GAAP Gross Margin	(8,511)	(26,099)	(19,800)
Plus: Depreciation and amortization	66,243	68,921	68,994
Adjusted gross margin	$57,732	$42,822	$49,194

Other - U.S. Drilling
Adjusted operating income (loss)	$8,745	$7,686	$12,887
Plus: General and administrative costs	383	525	515
Plus: Research and engineering	132	83	105
GAAP Gross Margin	9,260	8,294	13,507
Plus: Depreciation and amortization	13,873	13,201	12,842
Adjusted gross margin	$23,133	$21,495	$26,349

U.S. Drilling
Adjusted operating income (loss)	$(5,851)	$(23,336)	$(12,587)
Plus: General and administrative costs	4,830	4,804	5,125
Plus: Research and engineering	1,770	727	1,169
GAAP Gross Margin	749	(17,805)	(6,293)
Plus: Depreciation and amortization	80,116	82,122	81,836
Adjusted gross margin	$80,865	$64,317	$75,543

Canada Drilling
Adjusted operating income (loss)	$(19)	$3,907	$223
Plus: General and administrative costs	20	366	174
Plus: Research and engineering	-	53	-
GAAP Gross Margin	1	4,326	397
Plus: Depreciation and amortization	-	5,752	-
Adjusted gross margin	$1	$10,078	$397

International Drilling
Adjusted operating income (loss)	$(6,327)	$(18,632)	$(5,749)
Plus: General and administrative costs	12,483	11,408	12,057
Plus: Research and engineering	1,368	1,276	1,359
GAAP Gross Margin	7,524	(5,949)	7,667
Plus: Depreciation and amortization	77,575	81,243	78,917
Adjusted gross margin	$85,099	$75,294	$86,584

Adjusted gross margin by segment represents adjusted operating income (loss) plus general and administrative costs, research and engineering costs and depreciation and amortization.

1-6

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO NET INCOME (LOSS)

(Unaudited)

	Three Months Ended
	March 31,		December 31,
(In thousands)	2022	2021	2021
Net income (loss)	$(174,668)	$(128,310)	$(109,263)
(Income) loss from discontinued operations, net of tax	-	(19)	(13)
Income (loss) from continuing operations, net of tax	(174,668)	(128,329)	(109,276)
Income tax expense (benefit)	13,671	9,725	18,393
Income (loss) from continuing operations before income taxes	(160,997)	(118,604)	(90,883)
Investment (income) loss	(163)	(1,263)	(156)
Interest expense	46,910	42,975	44,570
Other, net	80,401	7,346	10,170
Adjusted operating income (loss) (1)	(33,849)	(69,546)	(36,299)
Depreciation and amortization	164,359	177,276	167,955
Adjusted EBITDA (2)	$130,510	$107,730	$131,656

(1) Adjusted operating income (loss) represents net income (loss) before income (losses) from discontinued operations, net of tax, income taxes, investment income (loss), interest expense,  and other, net. Adjusted operating income (loss) is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted operating income (loss) excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance.  Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance.  Other companies in this industry may compute these measures differently.

(2) Adjusted EBITDA represents net income (loss) before income (loss) from discontinued operations, net of tax, income taxes, investment income (loss), interest expense, other, net and depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted EBITDA excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance.  Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance.  Other companies in this industry may compute these measures differently.

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF NET DEBT TO TOTAL DEBT

	March 31,	December 31,
(In thousands)	2022	2021

	(Unaudited)
Current portion of debt	$-	$-
Long-term debt	2,610,092	3,262,795
Total Debt	2,610,092	3,262,795
Less: Cash and short-term investments	394,039	991,488
Net Debt	$2,216,053	$2,271,307

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED FREE CASH FLOW TO

NET CASH PROVIDED BY OPERATING ACTIVITIES

(Unaudited)

	Three Months Ended
	March 31,		December 31,
(In thousands)	2022	2021	2021
Net cash provided by operating activities	$41,354	$79,490	$102,293
Less: Net cash used for investing activities	(82,107)	(19,119)	(52,137)
Adjusted free cash flow	$(40,753)	$60,371	$50,156

Adjusted free cash flow represents net cash provided by operating activities less net cash used for investing activities.  Management believes that adjusted free cash flow is an important liquidity measure for the company and that it is useful to investors and management as a measure of the company’s ability to generate cash flow, after reinvesting in the company for future growth, that could be available for paying down debt or other financing cash flows, such as dividends to shareholders.  Adjusted free cash flow does not represent the residual cash flow available for discretionary expenditures.  Adjusted free cash flow is a non-GAAP financial measure that should be considered in addition to, not as a substitute for or superior to, cash flow from operations reported in accordance with GAAP.

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